EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2017, relating to the financial statements and financial statement schedule of RTI Surgical, Inc., and the effectiveness of RTI Surgical, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of RTI Surgical, Inc. for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida

May 5, 2017